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                                                                Exhibit 26(e)(5)

Policy Change Application
No Underwriting Required

MINNESOTA LIFE INSURANCE COMPANY - Individual Life Policy Administration 400 Robert Street North - St. Paul, Minnesota 55101-2098

                   Policy number(s)                 Insured name (last, first, middle)
A. REQUEST
   INFORMATION
                   Money submitted with application Effective date of change
   Make all checks                                  [ ] Current Date [ ] Date Of Next APP Draw
   payable to      $______________________
   Minnesota Life.                                  [ ] Other (Indicate mm/yy and reason) _________
                   [ ] Receipt Given
                                                                               Social Security/tax ID number

B. OWNER           Owner name (last, first, middle)
   INFORMATION
                   Telephone number [ ] Home        E-mail address
                                    [ ] Business

C. ADDRESS         [ ] Change Owner Home Address
   ADJUSTMENTS     [ ] Add/Change Mailing Address
                       [ ] Premium Notices Only  [ ] All Correspondence Other Than Premium Notice [ ] All Mail

                   Name (last, first, middle)
                   ________________________________________________________________________________________________________________
                   Address
                   _________________________________________________________________________________________________________________

                   City                                       State             Zip
                   __________                                 ________          _________

D. FACE AMOUNT     [ ] Change Face Amount: $_________________________________
   ADJUSTMENTS         (Unless otherwise indicated, for Adjustable products, we will maintain the premium and adjust the plan.)
                   [ ] Cost Of Living Alternate Exercise  [ ] Face Amount Increase Agreement/AIO/AIOW Exercise
                   [ ] Inflation Rider Exercise               [ ] Alternate Option Date: __________________ (Attach Proof)

                   PREMIUM ADJUSTMENT
E. PREMIUM AND     [ ] Change Total ANNUAL Planned Premium Amount: $______________________
   BILLING             (Unless otherwise indicated, for Adjustable products, we will maintain the face amount and adjust the plan.)
   INFORMATION
                   PAYMENT METHOD
                   [ ] Annual                 [ ] Monthly Automatic Payment Plan (APP) Plan Number:________________
                                                  (If new plan, submit APP Authorization)
                   [ ] Semi-Annual            [ ] List Bill Plan Number:________________
                                                  (If new plan, submit List Bill form)
                   [ ] Quarterly              [ ] Payroll Deduction Plan (PRD) Plan Number:________________

                   NON-REPEATING PREMIUM (NRP)
                       Regular NRP $_____________   [ ] Increase Face By        [ ] Do Not Increase Face By
                       ($500 minimum required)          NRP Amount                  NRP Amount

                   BILLABLE NON-REPEATING PREMIUM (BILLABLE NRP)
                   (If base premium is paid through a list bill,the NRP must also be billed through the same list bill.)

                       Total Annual Billable NRP $____________
                       (Minimum annual $600 NRP required. Minimum annual $2,400 base premium required.)
                       Payment Method
                       [ ] Annual             [ ] Monthly Automatic Payment Plan (APP) Plan Number________________
                                                 (If new plan, submit APP Authorization)
                       [ ] Semi-Annual        [ ] Payroll Deduction Plan (PRD) Plan Number________________
                       [ ] Quarterly
                   1035 EXCHANGE                 [ ] Yes [ ] No
                   (Submit 1035 Exchange Agreement form)

F. PLAN            [ ] Change Plan Of Insurance: [ ] Life At Age: __________    [ ] Protection To Age: __________
   ADJUSTMENTS         (Unless otherwise indicated, for Adjustable products, we will maintain the face amount and adjust the premium.)

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G. PARTIAL SURRENDERS

[ ] Partial Surrender For Cash ($500 minimum) [ ] Partial Surrender To Eliminate
    $ ___________________or [ ] Max Amount        Policy Loan (Dividend
                                Allowable         additions and accumulations
                                                  will be surrendered first.)

    Face Amount will be reduced.                  Face Amount will be reduced.

IF A CORRECT SOCIAL SECURITY OR TAX ID NUMBER IS NOT PROVIDED, THE IRS REQUIRES MINNESOTA LIFE TO WITHHOLD 10% OF ANY TAXABLE GAIN,IRRESPECTIVE OF THE WITHHOLDING ELECTION.THIS APPLIES TO ALL PARTIAL SURRENDERS AND LOAN ELIMINATIONS WITH TAXABLE GAIN.

[ ] Yes, I elect withholding    [ ] No, I do not elect withholding

H. CONVERSIONS

[ ] Convert Term Insurance At Attained Age    [ ] Partial Conversion Amount:$___

    Select Product:
    [ ] Variable Adjustable Life                 [ ] Adjustable Life
    [ ] Variable Adjustable Life Horizon         [ ] Adjustable Life Summit
    [ ] Eclipse Indexed Life                     [ ] Adjustable Life Legend
        (Indicate definition of death benefit    [ ] Other
        qualification test):
        [ ] Guideline Premium Test (GPT)          ______________________________
        [ ] Cash Value Accumulation Test
            (CVAT)

    For Eclipse Indexed product the death benefit qualification test defaults to GPT if none selected.

    For Variable Adjustable and Eclipse Indexed products, the Death Benefit Option defaults to Cash/Level if none selected.

    For Adjustable products, the Dividend Option will be Policy Improvement if none selected.

[ ] Convert Term Insurance Into Existing Policy
    Existing Policy Number: _____________

[ ] Convert Term Agreement
    Term Agreement: _____________________ Insured Name: ____________________

AUTOMATIC PREMIUM LOAN (APL) PROVISION IS AUTOMATICALLY ADDED AT CONVERSION,IF AVAILABLE FOR THE PRODUCT,UNLESS INDICATED HERE: [ ] Omit Automatic Premium Loan

I. ROLLOVERS

    If combining policies with different beneficiaries, submit Beneficiary Change forms.

[ ] Rollover At Attained Age       [ ] Combine Policies And Rollover At Attained
                                       Age

    Select Product:
    [ ] Variable Adjustable Life   [ ] Adjustable Life
    [ ] Other ____________________ [ ] Other ____________________

    For Variable Adjustable products, the Death Benefit Option defaults to Cash if none selected.

    For Adjustable products, the Dividend Option will be Policy Improvement if none selected.

    AUTOMATIC PREMIUM LOAN (APL) PROVISION IS AUTOMATICALLY ADDED AT ROLLOVER UNLESS INDICATED HERE:

    [ ] Omit Automatic Premium Loan

J. OTHER ADJUSTMENTS

[ ] Change Death Benefit Option To:           [ ] Change Dividend Option To:
    [ ] Cash/Level  [ ] Protection/Increasing (generally requires underwriting)
    [ ] Sum of Premiums

K.  ADDITIONAL BENEFITS AND AGREEMENTS

    Select only those agreements available on the products applied for.

    [ ] MAINTAIN Current Annual Premium       [ ] CHANGE Current Annual Premium
                                                  Accordingly

                                                        DECREASE     NEW
                                          ADD   REMOVE   AMOUNT    AMOUNT
Additional Insured Agreement                      [ ]      [ ]    $ _______
Additional Term Protection                        [ ]
Adjustable Survivorship Life Agreement            [ ]      [ ]    $ _______
Designated Life ___________________
Automatic Premium Loan                    [ ]     [ ]             $ _______
Business Continuation Agreement                   [ ]      [ ]    $ _______
Designated Life ___________________
Cost of Living Agreement                          [ ]
Face Amount Increase Agreement                    [ ]      [ ]    $ _______
Family Term - Children's Agreement                [ ]      [ ]    $ _______
Family Term - Spouse Agreement                    [ ]      [ ]    $ _______
Guaranteed Protection Waiver                      [ ]
Inflation Agreement                               [ ]
Policy Enhancement Rider                          [ ]      [ ]      _______%
(Indicate a whole number from 3 to 10%)
Death Benefit Guarantee Agreement                 [ ]
Waiver of Premium Agreement                       [ ]
Waiver of Charges Agreement                       [ ]
Other: ____________________________               [ ]      [ ]

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L. LIFE INSURANCE IN FORCE AND REPLACEMENT

   Submit appropriate replacement forms (not needed if replacing group coverage).

Does the proposed insured have any life                   [ ] Yes     [ ]    No
insurance or annuity in force or pending?

Has there been or will there be replacement of any        [ ] Yes     [ ]    No
existing life insurance or annuity, as a result
of this application? (Replacement includes, but is
not limited to, a lapse, surrender, 1035 Exchange,
loan, withdrawal, or other change to any existing life
insurance or annuity.) If yes, provide details on
the Replacement Disclosure Statement.

M. ADDITIONAL REMARKS

N. HOME OFFICE ENDORSEMENTS

HOME OFFICE CORRECTIONS OR ADDITIONS

Acceptance of the policy shall ratify changes entered here by Minnesota Life. Not to be used in IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for change in age, amount, classification, plan or benefits unless agreed to in writing.

O. AGREEMENTS

AGREEMENTS: I have read, or had read to me the statements and answers recorded on my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true, complete, and correctly recorded.I agree that they will become part of this application and any policy issued on it.

VARIABLE ADJUSTABLE LIFE:I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT.I UNDERSTAND THAT THE ACTUAL CASH VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS.THERE IS NO MINIMUM ACTUAL CASH VALUE FOR THE POLICY VALUES INVESTED IN THESE SUB-ACCOUNTS.

FRAUD WARNING: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

[ ] Change Service Representative (Print    Representative name    Firm/rep code
    name/code only if policy is being
    reassigned)

Owner signature                                   Date       City         State
(give title if signed on behalf of a business)
X

Assignee signature                                Date       City         State
(give title if signed on behalf of a business)
X

Irrevocable beneficiary signature                 Date       City         State
(give title if signed on behalf of a business)
X

Parent/conservator/guardian signature             Date       City         State
(juvenile applications)
X

I believe that the information provided by this applicant is true and accurate.I certify I have accurately recorded all information given by the Owner(s).

Licensed representative signature       Firm/rep code        Date
X